Exhibit 99.3

CUSTOMER INSTRUCTIONS FORM

This form needs to be completed if your brokerage firm or bank requires you to submit written instructions to them to tender your restricted preferred securities in exchange for exchange preferred securities.  For assistance in completing this form, please contact your account executive, or call
Sabrina Cruz of Acupay System, in New York at 1-212-422-1222 or Nina Santa-Maria in London at 44-(0)-207-382-0340.

With Respect to the Exchange Offer Regarding
Santander Finance Preferred S.A., Unipersonal
20,000,000 Santander Finance Preferred S.A., Unipersonal 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities (par value $25.00 per security) fully and unconditionally guaranteed by Banco Santander Central Hispano, S.A.,  which were previously sold in transactions exempt from registration under the Securities Act of 1933
CUSIP:  80281R409 and ISIN: US80281R4092 (the “restricted Series 4 preferred securities”)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2007, UNLESS CHANGED

To My Broker or Account Executive:

I have received the Prospectus from Santander Finance Preferred S.A., Unipersonal dated ________, 2007 concerning the offer to exchange the above-referenced restricted Series 4 preferred securities.  I have read the Prospectus and agree to be bound by the terms and conditions explained in the Prospectus.

This will instruct you to tender the restricted Series 4 preferred securities, indicated below held by you for my account, in exchange for the exchange Series 4 preferred securities, as explained in the Prospectus.  Or, if I want to retain my restricted Series 4 preferred securities which were previously sold in transactions exempt from registration under the Securities Act of 1933, I have instructed you not to tender my restricted Series 4 preferred securities for exchange.

The Terms of My Tender for Exchange:
☐
YES. Please tender my restricted Series 4 preferred securities for exchange.  I understand that my restricted Series 4 preferred securities will be exchanged for exchange Series 4 preferred securities which have been registered under the Securities Act of 1933.
☐
NO.  Do not tender my restricted Series 4 preferred securities for exchange.  I understand that my restricted Series 4 preferred securities were previously sold in transactions exempt from registration under the Securities Act of 1933.

My Signature and Contact Information:

Signature(s):	Print Bondowner Name(s):
X ______________________________ X ______________________________	______________________________ ______________________________

Dated: ______________________, 2007 (the date signed)	Address: ______________________________ ______________________________ City State Zip Code
CUSIP # Amount Held 80281R409 $__________
Daytime Telephone: ( )

Please deliver this completed and signed Customer Instructions Form to your broker or account executive in time for it to be processed and submitted before the         , 2007 deadline (at least two business days before the deadline is necessary for your broker or account executive to process your instructions and tender your restricted Series 4 preferred securities for exchange).  If your tender instructions are not received by the deadline, you will not receive exchange Series 4 preferred securities which have been registered under the Securities Act of 1933.